Exhibit 99.1

Investor and Media Contact:
Stacie D. Byars
Director, Communications
Targeted Genetics Corporation
(206) 521-7392

TARGETED GENETICS ANNOUNCES ONE-FOR-TEN REVERSE STOCK SPLIT

Seattle, WA, - May 11, 2006 - Targeted Genetics Corporation (NASDAQ: TGEN) today announced that it has effected a one-for-ten reverse split of its common stock. The reverse stock split was approved by Targeted Genetics’ shareholders at the Annual Meeting of Shareholders on May 8, 2006. Upon today’s market open, Targeted Genetics’ common stock will begin trading on a split-adjusted basis under the trading symbol "TGEND" for a period of 20 trading days. Commencing June 12, 2006, Targeted Genetics’ common stock will resume trading under the symbol "TGEN.”

This reverse stock split is part of Targeted Genetics’ program to maintain compliance with the continued listing requirements of the Nasdaq Capital Market and improve our overall equity structure. The continued listing requirements for the Nasdaq Capital Market require the Company to maintain a minimum bid of at least $1.00 per share.

The number of shares of Targeted Genetics’ common stock issued and outstanding have been reduced from approximately 98.5 million shares as of May 10, 2006, to approximately 9.85 million shares post-split. Accordingly, the authorized but unissued and unreserved stock of the company was reduced from approximately 69.5 million to 6.95 million. As a result of the reverse stock split, every ten shares of Targeted Genetics' common stock that was issued and outstanding as of May 10, 2006 was automatically combined into one issued and outstanding share without any change in the par value of such shares. No fractional shares will be issued in connection with the reverse stock split. Shareholders who would be entitled to fractional shares will receive cash in lieu of receiving fractional shares.

Shareholders who hold their shares in brokerage accounts or "street name" will not be required to take any action to effect the exchange of their shares. Shareholders of record who hold physical certificates will receive a letter of transmittal requesting that they surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Mellon Investor Services, Targeted Genetics’ transfer agent, will act as the exchange agent for purposes of implementing the exchange of stock certificates.

About Targeted Genetics

Targeted Genetics Corporation is a biotechnology company committed to the development and commercialization of innovative targeted molecular therapies for the prevention and treatment of inflammatory arthritis, HIV/AIDS and other acquired and inherited diseases with significant unmet medical need. Targeted Genetics uses its considerable knowledge and capabilities in the development and manufacturing of gene delivery technologies to advance a diverse product development pipeline. Its product development efforts target inflammatory arthritis, HIV/AIDS, congestive heart failure, Huntington’s disease, and hyperlipidemia. To learn more about Targeted Genetics, visit its website at www.targetedgenetics.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This release contains forward-looking statements regarding our business strategy, our product development and other statements about our plans, objectives, intentions and expectations. In particular, the statements regarding the Company's future plans are forward-looking statements. These statements, involve current expectations, forecasts of future events and other statements that are not historical facts, including statements about our ability to maintain compliance with NASDAQ listing standards. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of forward-looking statements. Factors that could affect our actual results include, but are not limited to, the timing, enrollment of patients, nature and results of our clinical trials, potential development of alternative technologies or more effective products by competitors, our ability to obtain and maintain regulatory or institutional approvals, our ability to obtain, maintain and protect our intellectual property and our ability to raise capital when needed, as well as other risk factors described in Item 1A. Risk Factors in our report on Form 10-K for the year ended December 31, 2005 and updated in Item IA. Risk Factors in our Form 10-Q for the quarter ended March 31, 2006. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. We undertake no duty to publicly announce or report revisions to these statements as new information becomes available that may change our expectations.
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